                                                                    EXHIBIT 99.2
================================================================================



                          ===========================

                          LOAN AND SECURITY AGREEMENT

                          ===========================


                                BANKBOSTON, N.A.
                                   THE LENDER

                          ===========================




                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION
                                 THE BORROWER

                          ===========================





                                 March 31, 1999

================================================================================

                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS:

ARTICLE 2-THE REVOLVING CREDIT:
     2-1.         Establishment of Revolving Credit........................................................        16
                  ---------------------------------
     2-2.         Advances in Excess of Availability.......................................................        18
                  --------------------- ------------
     2-3.         Risks of Value of Collateral.............................................................        18
                  ----------------------------
     2-4.         Commitment Fee...........................................................................        18
                  --------------
     2-5.         Unused Line Fee..........................................................................        18
                  ---------------
     2-6.         Early Termination Fee....................................................................        18
                  ---------------------
     2-7          Procedures Under Revolving Credit........................................................        19
                  ---------------------------------
     2-8.         The Loan Account.........................................................................        20
                  ----------------
     2-9.         The Revolving Credit Note................................................................        21
                  -------------------------
     2-10.        Payment of Loan Account..................................................................        22
                  -----------------------
     2-11.        Interest.................................................................................        22
                  --------
     2-12.        Duration of Interest Periods.............................................................        22
                  ----------------------------
     2-13.        Changed Circumstances....................................................................        23
                  ---------------------
     2-14.        Payments and Prepayments.................................................................        24
                  ------------------------

ARTICLE 3-CONDITIONS PRECEDENT:
     3-1.  Corporate Due Diligence.........................................................................        30
           -----------------------
     3-2.  Opinion.........................................................................................        31
           -------
     3-3.  Landlord Waiver.................................................................................        31
           ---------------
     3-4.  Additional Documents............................................................................        31
           --------------------
     3-5.  Officers' Certificates..........................................................................        31
           ----------------------
     3-6.  Representations and Warranties..................................................................        31
           ------------------------------
     3-7.  Warrants........................................................................................        31
           --------
     3-8.  Minimum Excess Availability.....................................................................        31
           ---------------------------
     3-9.  All Fees and Expenses Paid......................................................................        32
           --------------------------
     3-10. No Suspension Event.............................................................................        32
           -------------------
     3-11. IBM Purchase Order..............................................................................        32
           ------------------
     3-12. Equity Investment...............................................................................        32
           -----------------
     3-13. No Adverse Change...............................................................................        32
           -----------------

ARTICLE 4-GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
     4-1.  Payment and Performance of Liabilities..........................................................        32
           --------------------------------------
     4-2.  Due Organization - Corporate Authorization - No Conflicts.......................................        33
           ---------------------------------------------------------
     4-3.  Trade Names.....................................................................................        33
           -----------
     4-4.  Infrastructure..................................................................................        34
           --------------
     4-5.  Year 2000 Compliance............................................................................        34
           --------------------
     4-6.  Locations.......................................................................................        34
           ---------

     4-7.  Title to Assets................................................................................       35
           ---------------
     4-8.  Indebtedness...................................................................................       36
           ------------
     4-9.  Insurance Policies.............................................................................       36
           ------------------
     4-10. Licenses.......................................................................................       37
           --------
     4-11. Leases.........................................................................................       37
           ------
     4-12. Requirements of Law............................................................................       37
           -------------------
     4-13. Maintain Properties............................................................................       37
           -------------------
     4-14. Pay Taxes......................................................................................       38
           ---------
     4-15. No Margin Stock................................................................................       39
           ---------------
     4-16. ERISA..........................................................................................       39
           -----
     4-17. Hazardous Materials............................................................................       39
           -------------------
     4-18. Litigation.....................................................................................       40
           ----------
     4-19. Dividends or Investments.......................................................................       40
           ------------------------
     4-20. Loans..........................................................................................       41
           -----
     4-21. Protection of Assets...........................................................................       41
           --------------------
     4-22. Line of Business...............................................................................       41
           ----------------
     4-23. Affiliate Transactions.........................................................................       41
           ----------------------
     4-24. Patents and Trademarks.........................................................................       42
           ----------------------
     4-25. Additional Assurances..........................................................................       42
           ---------------------
     4-26. Adequacy of Disclosure.........................................................................       43
           ----------------------
     4-27. Other Covenants................................................................................       43
           ---------------

ARTICLE 5-FINANCIAL REPORTING AND PERFORMANCE COVENANTS:
     5-1.  Maintain Records...............................................................................       43
           ----------------
     5-2.  Access to Records..............................................................................       44
           -----------------
     5-3.  Immediate Notice to Lender.....................................................................       45
           --------------------------
     5-4.  Borrowing Base Certificate.....................................................................       45
           --------------------------
     5-5.  Monthly Reports................................................................................       46
           ---------------
     5-6.  Quarterly Reports..............................................................................       46
           -----------------
     5-7.  Projections....................................................................................       46
           -----------
     5-8.  Annual Reports.................................................................................       46
           --------------
     5-9.  Officers' Certificates.........................................................................       47
           ----------------------
     5-10. Additional Financial Information...............................................................       47
           --------------------------------
     5-11. Audits and Appraisals..........................................................................       47
           ---------------------
     5-12. Financial Covenants............................................................................       48
           -------------------
     5-13. Minimum Availability...........................................................................       48
           --------------------

ARTICLE 6-USE AND COLLECTION OF COLLATERAL:
     6-1.  Use of Inventory Collateral....................................................................       48
           ---------------------------
     6-2.  Adjustments and Allowances.....................................................................       48
           --------------------------
     6-3.  Validity of Accounts...........................................................................       49
           --------------------
     6-4.  Notification to Account Debtors................................................................       49
           -------------------------------

ARTICLE 7-RECEIVABLES:
     7-1   Proceeds and Collection of Accounts............................................................       49
           -----------------------------------
     7-2.  Proceeds and Collection of Accounts Held in Trust..............................................       50
           -------------------------------------------------
     7-3.  Payment of Liabilities.........................................................................       50
           ----------------------

ARTICLE 8- GRANT OF SECURITY INTEREST:
     8-1.  Grant of Security Interest.....................................................................       50
           --------------------------
     8-2.  Extent and Duration of Security Interest.......................................................       51
           ----------------------------------------

Article 9-Lender As Borrower's Attorney-In-Fact:
     9-1.  Appointment as Attorney-In-Fact................................................................       51
           -------------------------------
     9-2.  No Obligation to Act...........................................................................       52
           --------------------

ARTICLE 10-EVENTS OF DEFAULT:
     10-1.  Failure to Pay Revolving Credit...............................................................       53
            -------------------------------
     10-2.  Failure To Make Other Payments................................................................       53
            ------------------------------
     10-3.  Failure to Perform Covenant or Liability (No Grace Period)....................................       53
            ----------------------------------------------------------
     10-4.  Failure to Perform Covenant or Liability (Grace Period).......................................       53
            -------------------------------------------------------
     10-5.  Misrepresentation.............................................................................       53
            -----------------
     10-6.  Acceleration of Other Debt. Breach of Lease...................................................       53
            -------------------------------------------
     10-7.  Default Under Other Agreements................................................................       54
            ------------------------------
     10-8.  Uninsured Casualty Loss.......................................................................       54
            -----------------------
     10-9.  Judgment. Restraint of Business...............................................................       54
            -------------------------------
     10-10.     Business Failure..........................................................................       54
                ----------------
     10-11.     Bankruptcy................................................................................       55
                ----------
     10-12.     Default by Guarantor or Related Entity....................................................       55
                --------------------------------------
     10-13.     Indictment - Forfeiture...................................................................       55
                -----------------------
     10-14.     Termination of Guaranty...................................................................       55
                -----------------------
     10-15.     Challenge to Loan Documents...............................................................       55
                ---------------------------
     10-16.     Executive Management......................................................................       56
                --------------------
     10-17.     Change in Control.........................................................................       56
                -----------------
     10-18.     Failure to Receive NRE Payment............................................................       56
                ------------------------------

ARTICLE 11-RIGHTS AND REMEDIES UPON DEFAULT:
     11-1.  Rights of Enforcement.........................................................................       56
            ---------------------
     11-2.  Sale of Collateral............................................................................       57
            ------------------
     11-3.  Occupation of Business Location...............................................................       57
            -------------------------------
     11-4.  Grant of Nonexclusive License.................................................................       58
            -----------------------------
     11-5.  Assembly of Collateral........................................................................       58
            ----------------------
     11-6.  Rights and Remedies...........................................................................       58
            -------------------

ARTICLE 12-NOTICES:
     12-1.  Notice Addresses..............................................................................       59
            ----------------

     12-2.  Notice Given.................................................................................        59
            ------------

ARTICLE 13-TERM:
     13-1.  Termination of Revolving Credit..............................................................        60
            -------------------------------
     13-2.  Effect of Termination........................................................................        60
            ---------------------

ARTICLE 14-GENERAL:
     14-1.  Protection of Collateral.....................................................................        60
            ------------------------
     14-2.  Successors and Assigns.......................................................................        61
            ----------------------
     14-3.  Severability.................................................................................        61
            ------------
     14-4.  Amendments. Course of Dealing................................................................        61
            -----------------------------
     14-5.  Power of Attorney............................................................................        62
            -----------------
     14-6.  Application of Proceeds......................................................................        62
            -----------------------
     14-7.  Lender's Costs and Expenses..................................................................        62
            ---------------------------
     14-8.  Copies and Facsimiles........................................................................        63
            ---------------------
     14-9.  Massachusetts Law............................................................................        63
            -----------------
     14-10.     Consent to Jurisdiction..................................................................        63
                -----------------------
     14-11.     Indemnification..........................................................................        64
                ---------------
     14-12.     Rules of Construction....................................................................        64
                ---------------------
     14-13.     Intent...................................................................................        65
                ------
     14-14.     Right of Set-Off.........................................................................        66
                ----------------
     14-15.     Maximum Interest Rate....................................................................        66
                ---------------------
     14-16.     Waivers..................................................................................        66
                -------

                                    EXHIBITS



   2-9            :        Revolving Credit Note
   2-12           :        Renewal/Conversion Notice
   3-3            :        Landlord's Waiver
   3-12           :        S3 Letter
   4-2            :        Related Entities
   4-3            :        Trade Names
   4-5            :        Year 2000 Compliance
   4-6            :        Locations, Leases, and Landlords
   4-7            :        Encumbrances
   4-8            :        Indebtedness
   4-9            :        Insurance Policies
   4-11           :        Capital Leases
   4-14           :        Taxes
   4-18           :        Litigation
   4-24           :        Patents; Trademarks

================================================================================

LOAN AND SECURITY AGREEMENT                                     BankBoston, N.A.

================================================================================

                                                                  March 31, 1999


     THIS AGREEMENT is made between

          BankBoston, N.A. (hereinafter, the "LENDER"), a national banking association with its principal office at 100 Federal Street, Boston, Massachusetts 02110,


          and

          Number Nine Visual Technology Corporation (hereinafter, the "BORROWER"), a Delaware corporation with its principal executive offices at 18 Hartwell Avenue, Lexington, Massachusetts 02173-1234

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                  WITNESSETH:
ARTICLE 1 - DEFINITIONS:


     As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:


     "ACCEPTABLE ACCOUNTS" (a) Such of the Borrower's Accounts as arise in the ordinary course of the Borrower's business for goods sold and/or services rendered by which Accounts have been determined by the Lender to be satisfactory and have been earned by performance and are owed to the Borrower by such of the Borrower's trade customers as the Lender determines to be satisfactory, in the Lender's sole discretion in each instance, and as to which Accounts, the Lender has a perfected security interest which is prior and superior to all security interests, claims and Encumbrances.

          (b) The following is a partial listing of those types of Accounts which are not Acceptable Accounts:

     (i) Any which is more than ninety (90) days after the invoice date thereof or more than sixty (60) days after the due date thereof.

     (ii) Any which is owed by any Account Debtor liable on any Account described in Section(b)(i), above, if such Accounts aggregate more than 50% of the Accounts from such Account Debtor.

     (iii) Any which arises out of the sale by the Borrower of goods consigned or delivered to the Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with Section 2-326 of the Uniform Commercial Code).

     (iv) Any which arises out of any sale made on a basis other than upon terms usual to the business of the Borrower.

     (v) Any which arises out of any sale made on a "bill and hold," dating, or delayed shipping basis.

     (vi) Any which is owed by any Account Debtor whose principal place of business is not within the continental United States or the District of Columbia. [See definition of Acceptable Foreign Accounts].

     (vii)   Any which is owed by any Related Entity.

     (viii) Any as to which the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback.

     (ix)    Any which is evidenced by a promissory note.

     (x) Any which is owed by any person employed by, or a salesperson of, the Borrower.

     (xi) Any which the Lender in its sole discretion considers unacceptable for any reason.


"ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

     "ACCEPTABLE FOREIGN ACCOUNTS" Such of the Borrower's international Accounts which are supported by a foreign credit insurance policy acceptable to the Lender, less any deductibles under such insurance policies.

     "ACCOUNT DEBTOR":  Has the meaning given that term in the UCC.


     "AFFILIATE": With respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

     "APPLICABLE MARGIN": shall mean, as applicable, for the period from closing until the Applicable Margin is adjusted in accordance with
          (b), below, the amounts set forth in (a) below, and thereafter, the amounts set forth in (b) below:

(a)
        ---------------------------
          Base Margin    LIBOR
                         Margin
        ---------------------------
          100 basis      325 basis
          points         points
        ---------------------------

(b) The Base Margin and the LIBOR Margin shall be adjusted based upon satisfaction of both of the following performance covenants:

     ------------------------------------------------------------------------
       Tier   Operating Cash Flow   Total Liabilities to    Base      LIBOR
              Coverage Ratio          Tangible Net         Margin     Margin
                                         Worth
     ------------------------------------------------------------------------
       1     Less than 1.25         Greater than 3.0      100 basis  325 basis
                                                          points     points
     ------------------------------------------------------------------------
       2     Greater than or equal  Less than or equal    75 basis   300 basis
             to 1.25 but less than  to 3.0 but greater    points     points
             1.5                    than 2.5
     ------------------------------------------------------------------------
       3     Greater than 1.5 but   Less than or equal    50 basis   275 basis
             less than or equal to  to 2.5 but greater    points     points
             1.75                   than 1.75
     ------------------------------------------------------------------------
       4     Greater than 1.75      Less than 1.75        25 basis   250 basis
                                                          points     points
     ------------------------------------------------------------------------


          For purposes of determining the Base Margin and the LIBOR Margin, the foregoing performance measures shall be tested quarterly; The initial adjustment to the Base Margin and the LIBOR Margin shall occur upon the later of the receipt by the Lender of the Borrower's financial statements for the fiscal period ending July 3,1999. Thereafter, the Base Margin and the LIBOR Margin shall be adjusted quarterly, determined on a rolling twelve month basis. The Base Margin and the LlBOR Margin shall be adjusted after the Borrower delivers to the Lender the quarterly financial statements (with readjustment upon receipt of the annual financial statements, if applicable) required under Section 5-6(i) below.


     "AVAILABILITY":   Is defined in Section 2-1(b)(i).

     "BANKRUPTCY CODE":  Title 11, U.S.C., as amended from time to time.

     "BASE": The Base Rate announced from time to time by the Lender. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the Lender. In all events, interest which is determined by reference to Base shall be calculated on a 360 day year and actual days elapsed.

     "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Rate.

     "BORROWER":     Is defined in the Preamble.

     "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Lender is not open to the general public to conduct business.

     "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

     "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

     "CHANGE IN CONTROL":  The occurrence of any of the following:

               (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule I 3d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower, provided, however, that (i) the conversion of any of the presently issued and outstanding shares of the Borrower's preferred stock into shares of the Borrower's common stock shall not be deemed to be a "Change in Control", and (ii) the acquisition by any of Silicon Graphics, Inc., KA Investments, LDC, Stanley Bialek or Andrew Najda or by any of them individually of shares of the Borrower's capital stock or that would result in any or all of them beneficially owning twenty percent (20%) or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower shall not be deemed to be a "Change in Control".

               (b) More than half of the persons who were directors of the Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Borrower.

     "CHATTEL PAPER":  Has the meaning given that term in the UCC.

     "COMMITMENT":  $15,000,000.00.

     "COLLATERAL":  Is defined in Section 8-1.

     "COMMITMENT FEE":  Is defined in Section 24.

     "CONVERT, CONVERSION AND CONVERTED": The conversion of a loan from one type to loans of another type.

     "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the
          Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.

     "DEPOSIT ACCOUNT":   Has the meaning given that term in the UCC.

     "DILUTION RESERVE": as of the date of calculation, an amount equal to (x) the difference between the average percent dilution of the Borrower's Accounts for the immediately preceding three (3) months and ten percent (10%), multiplied by (y) the Acceptable Accounts.

     "DOCUMENTS":   Has the meaning given that term in the UCC.

     "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

     "EARLY TERMINATION FEE":  Is defined in Section 2-6.

     "EMPLOYEE BENEFIT PLAN":  As defined in ERISA.

     "ENCUMBRANCE": Each of the following:

               (a) Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

               (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

     "ENVIRONMENTAL LAWS":   All of the following:

                             (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                             (b) The common law relating to damage to Persons or property from Hazardous Materials.

     "EQUIPMENT": Includes without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

     "ERISA":  The Employee Retirement Security Act of 1974, as amended.

     "ERISA  AFFILIATE":   Any Person which is under common control with the
          Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.


     "EVENTS OF DEFAULT":   Is defined in Article 10.

     "FIXTURES":  Has the meaning given that term in the UCC.

     "GAAP":   Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

     "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all; rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; federal, state, or domestic tax refunds and abatements (specifically excluding foreign tax refunds and foreign tax abatements); insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts: proprietary processes; blueprints, drawings; designs, diagrams, plans, reports;

          and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

     "GOODS":   Has the meaning given that term in the UCC.

     "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

     "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                      (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                      (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                      (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

                      (d)  On account of deposits or advances.

                      (e)  As lessee under Capital Leases.

     "indebtedness" also includes:

                           (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                           (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                           (z) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

     "INDEMNIFIED PERSON": Is defined in Section 14-11.

     "INSTRUMENTS":  Has the meaning given that term in the UCC.


     "INTEREST EXPENSE": shall mean, with respect to any Person, the aggregate consolidated expense of such Person and its subsidiaries on account of interest and fees paid on account of or with respect to Indebtedness (including, without limitation, the Liabilities), determined in accordance with GAAP.

     "INTEREST PAYMENT DATE":  With reference to:

                        (a) any LIBOR Loan, at the Lender's option, (i) on the first day of each month or (ii) on the last day of each Interest Period, provided that interest on LIBOR Loans having an Interest Period of six months shall be payable on the last day of the third month of such Interest Period and on the last day of the Interest Period.

                        (b) any Base Margin Loan, the first day of each month and the Termination Date.

     "INTEREST PERIOD": (a) With respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion.

                        (b) With respect to each Base Margin Loan, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a LIBOR Loan, as the Borrower may elect in the applicable Notice of Borrowing or Conversion, or (ii) on which the subject Base Margin Loan is paid by the Borrower.

     Provided that:
     --------

               (i) if any Interest Period with respect to a LIBOR Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR
           Business Day;

               (ii) if any Interest Period with respect to a Base Margin Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

               (iii) if the Borrower shall fail to give notice as provided in
           Section 2-12, herein, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Base Margin Loan on the last day of the then current Interest Period with respect thereto;

               (iv) any Interest Period relating to any LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

               (v) any Interest Period relating to any LIBOR Loan that would otherwise extend beyond the Maturity Date of the Revolving Credit Loans or the Term Loan, as applicable, shall end on such Maturity Date.


"Inventory": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

"INVESTMENT PROPERTY":  Has the meaning given that term in the UCC.

"L/C": Any letter of credit, issued by the Lender for the account of the Borrower and any acceptance made on account of such letter of credit.

"L/C AGREEMENT":  is defined in Section 2-16.

"LEASE":     Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

"LENDER":    Is defined in the Preamble.

"LENDER'S RIGHTS AND REMEDIES":  Is defined in Section 11-6.

"LIABILITIES" (in the singular, "Liability"): Includes, without limitation, all and each of the following, whether now existing or hereafter arising:

             (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

             (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

             (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

             (d) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

             (e) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

           (f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

"LIBOR BUSINESS DAY": Any day on which commercial banks are open for international business (including dealings in dollar deposits) in London for such other LIBOR interbank market as may be selected by the Lender in its sole discretion acting in good faith.

"LIBOR LOAN":  Any Revolving Credit Loan which bears interest at a Libor Rate.

"LIBOR OFFER RATE":   That rate of interest (rounded upwards, if necessary, to
     the next 1/100 of 1%) determined by the Lender to be (i) the prevailing rate per annum at which deposits on U.S. Dollars are offered to the Lender by first-class banks in the London interbank market in which the Lender regularly participates at or about 10:00AM (Boston Time) Two (2) LIBOR Business Days before the first day of the Interest Period, for a deposit approximately in the amount of the subject LIBOR Loan for a period of time approximately equal to such Interest Period, divided by (ii) one minus the Reserve Percentage.


"LOAN ACCOUNT": Is defined in Section 2-8.


"LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

"MATURITY DATE":  December 31, 2001.

"NET INCOME": shall mean, with respect to any Person, for any fiscal period, the consolidated net income (or deficit) of such Person, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

"OPERATING CASH FLOW" shall mean the sum of (i) Net Income, plus (ii) Interest
                                                            ----
     Expense, plus (iii) depreciation, amortization and other noncash charges
              ----
     deducted in the calculation of Net Income, minus (iv) non-cash income,
                                                -----
     minus (v) income taxes paid in cash, minus (vi) internally funded Capital
     -----                                -----
     Expenditures, all as determined in accordance with GAAP.


"PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

"PROCEEDS":  Includes, without limitation, "Proceeds" as defined in the UCC
     (defined below), and each type of property described in Section 8-1 hereof.

"RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

"RECEIVABLES COLLATERAL":    That portion of the Collateral which consists of
     the Borrower's Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

"RELATED ENTITY": (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; controls or is controlled by the Borrower or by any Affiliate of the Borrower.

                  (b)  Any Affiliate.

"RENEWAL CONVERSION NOTICE": is defined in Section 2-12.

"REQUIREMENT OF LAW": As to any Person:

           (a)(i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

           (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

"RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

"REVOLVING CREDIT":  Is defined in Section 2-1.

"REVOLVING CREDIT NOTE":  Is defined in Section 2-9.

"SEC": The Securities and Exchange Commission.

"STATED AMOUNT":  The maximum amount for which an L/C may be honored.

"SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

"TANGIBLE NET WORTH" shall mean, as to any Person, the difference between total assets of such Person and its subsidiaries and total liabilities of such Person and its subsidiaries, plus all indebtedness subordinated to the
                                  ----
     Lender on terms acceptable to the Lender less the sum of:
                                              ----

                (a) the total book value of all assets of such Person and its subsidiaries properly classified as intangible assets under GAAP, including items such as goodwill, unamortized debt discount and expense, trademarks, trade names, service marks, copyrights, patents and licenses; and

                (b) all amounts representing the write-up in the book value of any assets of such Person and its subsidiaries resulting from a revaluation thereof; and

                (c) to the extent not already deducted, all reserves; and

                (d) the value of minority interests in subsidiaries; and

                (e) the aggregate amount of all loans made by such Person and its subsidiaries to any officer, employee or shareholder thereof.

     "TERMINATION DATE":   The earliest of (a) the Maturity Date; or (b) the
          occurrence of any event described in Section 10-11 hereof; or (c) date set by notice by the Lender to the Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-11 hereof

     "TOTAL DEBT SERVICE" shall mean the sum of (i) principal payments made on long term indebtedness plus (ii) capital lease payments, plus (iii)
                                 ----                              ----
          Interest Expense all as determined in accordance with generally accepted accounting principles.

     "UCC":  The Uniform Commercial Code as presently in effect in Massachusetts
          (Mass. Gen. Laws, Ch. 106).

     "UNUSED LINE FEE":  Is defined in Section 2-5.

     "YEAR 2000 COMPLIANT": Computer applications, imbedded microchips, and other systems and subsystems which properly recognize and perform their intended function without any adverse effect on account of their respective inability to recognize certain dates prior to, on, and after December 31, 1999 or on account of their treating any date prior to, on, or after December 31, 1999 other than as the specific date in question.


ARTICLE 2 - THE REVOLVING CREDIT:

     2-1.  Establishment of Revolving Credit.
           ---------------------------------

          (a) The Lender hereby establishes a revolving line of credit (the "REVOLVING

CREDIT") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount available for borrowing under the Revolving Credit shall be determined by the Lender by reference to Availability, as determined by the Lender from time to time.

          (b) As used herein, the term "AVAILABILITY" refers at any time to the lesser of (i) or (ii), below:

               (i)  up to:

                    (A)    the Commitment

                    Minus
                    -----

                    (B)    The then unpaid principal balance of the Loan
                           Account.

                    Minus
                    -----

                    (C) The aggregate amounts then undrawn on all outstanding L/C's, acceptances or any other accommodations issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of the Borrower.


               (ii) up to:

                    (A) Eighty percent (80%) of the face amount of the Borrower's Acceptable Accounts.

                    Plus
                    ----

                    (B) Eighty percent (80%) of the face amount of the Borrower's Acceptable Foreign Accounts.

                    Minus
                    -----

                    (C)    The Dilution Reserve.

                    Minus
                    -----

                    (D)    The then unpaid principal balance of the Loan
                           Account.

                    Minus
                    -----

                    (E) The aggregate amounts then undrawn on all outstanding L/C's, acceptances, or any other accommodations issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of the Borrower.

          (c) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 54 hereof.

           (d) The proceeds of borrowings under the Revolving Credit shall be utilized solely to refinance indebtedness to Marine Midland Bank, to pay transaction costs, for working capital purposes, and for general corporate purposes.

     2-2.  Advances in Excess of Availability. The Lender does not have any
           ----------------------------------
obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the balance of the Loan Account exceeds the Availability. The making of loans, advances, and credits and the providing of financial accommodations in excess of the Availability is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that the Availability is exceeded shall not obligate the Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

     2-3.  Risks of Value of Collateral.    The Lender's reference to a given
           ----------------------------
asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the collectability of the Borrower's accounts are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

     2-4.  Commitment Fee.
           --------------

           (a) As compensation for the Lender's commitment to make loans and advances to the Borrower and as compensation for the Lender's maintenance of sufficient funds available for such purpose, the Lender has earned a Commitment Fee (so referred to herein) of $ 50,000.00.

           (b) The Commitment Fee shall be payable in full at closing.

     2-5.  Unused Line Fee.  In addition to any other fee by the Borrower on
           ----------------
account of the Revolving Credit, the Borrower shall pay the Lender an Unused Line Fee (so referred to herein) in arrears, on the first day of each month (and on the Termination Date). The Unused Line Fee shall be equal to

0:375% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Commitment and the unpaid principal balance of the Loan Account.


     2-6.  Early Termination Fee.
           ---------------------

          (a) In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, the Borrower shall pay the Lender the Early Termination Fee (so referred to herein) determined and payable as follows:


               (i) the sum of $375,000.00, if the Revolving Credit is refinanced by another financial institution.


               (ii) If the Revolving Credit is repaid in conjunction with the sale of a controlling interest in the Borrower, the following Early termination Fees shall apply:


                         (A) the sum of $375,000.00, if the Revolving Credit is repaid within the first twelve (12) months after the closing date.


                         (B) the sum of $225,000.00, if the Revolving Credit is repaid after twelve (12) months from the closing date and prior to twenty-four (24) months after the closing date.


                         (C) the sum of $75,000.00, if the Revolving Credit is repaid after twenty-four (24) months after the closing date.


     2-7  Procedures Under Revolving Credit.
          ---------------------------------

          (a) The Borrower may request loans and advances under the Revolving Credit from time to time under, in each instance in accordance with such procedures as may from time to time be acceptable to the Lender.

          (b) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Borrower shall be made pursuant hereto, provided that:

                (i) The Availability will not be exceeded; and

               (ii) The Revolving Credit has not been suspended as provided in
     Section 2-

     7(g).

          (c)  (i)    A loan or advance shall be deemed to have been made under
the Revolving Credit upon the charging of the amount of such loan to the Loan Account.

               (ii) There shall not be any recourse to, nor liability of, the Lender on account of any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

               (iii) The Lender may rely on any request for a loan or advance or financial accommodation which the Lender, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Lender.

               (d) A request by the Borrower for any advance under the Revolving Credit or of the issuance of an L/C or any other accommodations shall be irrevocable and shall constitute certification by the Borrower and the Borrower that as of the date of such request, each of the following is true and correct:

                    (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished the Lender pursuant to this Agreement.

                    (ii) The Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement.

                    (iii) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete as of and as if made on the date of such request.

                    (iv)  No Suspension Event is then extant.

     (e) The Borrower shall immediately become indebted to the Lender for the amount of each loan under or pursuant to this Agreement when such loan is deemed to have been made.

     (f) The Lender, without the request of the Borrower, may advance under the Revolving Credit any amount which the Borrower is obligated to pay to the Lender or for which the Borrower or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made even if such advance would result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 2-10(b), below.

     (g) Upon the occurrence from time to time of any Suspension Event:

          (i) The Lender may suspend the Revolving Credit immediately

               (ii) The Lender shall not be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

               (iii) The Lender may suspend the right of the Borrower to request any LIBOR Loan or to convert any Base Margin Loan to a LIBOR Loan.


     2-8.  The Loan Account.
           ----------------

           (a) An account (hereinafter, the "Loan Account") shall be opened on the books of the Lender, in which Loan Account a record may be kept of all loans made by the Lender to the Borrower under or pursuant to the Revolving Credit and of all payments thereon.

           (b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities under the Revolving Credit and of all credits against such amounts so owed.

           (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

           (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

           (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from Co-Agents pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 2-10(b), below. Any amount which is added to the principal balance of the Loan Account as provided in this Subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

           (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.


     2-9.  The Revolving Credit Note. The obligation to repay loans and advances
           -------------------------
under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (hereinafter, the "Revolving Credit Note") in the form of EXHIBIT 2-9, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that the Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.


     2-10.  Payment of Loan Account.
            -----------------------

            (a) The Borrower shall repay all or any portion of the principal balance of the Loan Account from time to time with the proceeds from the Collateral until the termination of the Revolving Credit.

            (b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the principal balance of the Loan Account does not exceed Availability.

            (c) The Borrower shall pay the Lender the net proceeds of (i) sale of assets not in the ordinary course of business, and (ii) casualty and condemnation proceeds (except to the extent utilized to replace or repair the property subject to the casualty). Such net proceeds will be applied to the Revolving Credit (at the Lender's option, with a corresponding permanent reduction in the Commitment).

            (d) The Borrower shall repay the then entire unpaid balance of the Loan Account upon the Termination Date.


     2-11.  Interest.
            --------

            (a) Revolving Credit Loans shall initially bear interest at the Base Rate plus the Applicable Margin and thereafter shall bear interest at the Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin, as specified from time to time by the Borrower in the Renewal/Conversion Notice with respect to the subject Revolving Credit Loan or as otherwise provided in this Agreement.

            (b) The Borrower shall pay interest on each Revolving Credit Loan in arrears on the applicable Interest Payment Date for that Loan.

            (c) Following the occurrence of any Event of Default (and whether or not the Lender exercises the Lender's rights on account thereof). all loans and advances made under the

Revolving Credit shall bear interest at the aggregate of the Base Rate plus four percent (4%) per annum.


     2-12.  Duration of Interest Periods.
            ----------------------------

            (a) Subject to the limitation described herein, the Borrower shall have the option to elect an Interest Period to be applicable to a Revolving Credit Loan by giving notice of such election (a "Renewal I Conversion Notice") in the form of EXHIBIT 2-12, annexed hereto received no later than 10:00 Boston time One Business Day before the end of the then applicable Interest Period if such Loan is to be converted to a Base Margin Loan and Three Business Days before (and not counting) the end of the then applicable Interest Period if such Loan is to be continued as, or converted to, a LIBOR Loan; provided, however,
                                                           --------- -------
that (a) any Conversion of LIBOR Loans may be made only on the last day of the respective Interest Period for such Loans, and (b) no loan may be Converted to a LIBOR Loan when any Default or Event of Default has occurred and is continuing. Each such Conversion Request shall be by telephone, telecopy, telex or cable, in each case confirmed immediately in writing in the manner specified for notices herein, and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, and (iii) if such Conversion is to LIBOR Loan the duration of the initial Interest Period for such Loans. Each Conversion Request with respect to LIBOR Loans shall be irrevocable and binding on the Borrower.

            (b) If the Lender does not receive a notice of election of, or conversion to, an Interest Period for a LIBOR Loan pursuant to subsection (a) within the applicable time limits specified therein, the Borrower shall be deemed to have elected to convert such Loan in whole into a Base Margin Loan on the last day of the then current Interest Period with respect thereto.

            (c) The Borrower shall not select, renew, or convert any Revolving Credit Loan such that there are more than three (3) interest rates applicable to the Revolving Credit Loans which are LIBOR Loans at any one time.

            (d) LIBOR Loans shall each be in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) and One Hundred Thousand Dollars ($100,000.00) increments in excess of such minimum.

            (e) If after giving a Conversion Request, the Borrower fails to borrow or Convert any LIBOR Loan, the Borrower shall indemnify the Lender against any loss or expense incurred by the Lender as a result of such failure including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain a LIBOR Loan to be made by the Lender and the compensation as provided for in Section 2-19, herein.


     2-13.  Changed Circumstances.     In the event that:
            ---------------------

          (a) on any day on which the rate for a LIBOR Loan would otherwise be set, the Lender shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining either such rate; or

          (b) at any time the Lender shall have determined in good faith (which determination shall be final and conclusive) that:

               (i) the continuation of or conversion of any Revolving Credit Loan to a LIBOR Loan has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the applicable market or (B) compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

               (ii) the indices on which the interest rates for LIBOR Loan shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

     then, and in any such event, the Lender shall forthwith so notify the Borrower thereof Until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lender to make LIBOR Loans of the type affected by such changed circumstances or to permit the Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended. If at the time the Lender so notifies the Borrower, the Borrower has previously given the Lender a Renewal/Conversion Notice with respect to one or more LIBOR Loans, but such Revolving Credit Loans have not yet gone into effect, such notification shall be deemed to be void and the Borrower may borrow Revolving Credit Loans which are Base Margin Loans by giving a substitute Renewal/Conversion Notice. Upon the expiration of the Interest Period for any LIBOR Loan which is outstanding on the date of such notification, the amount of such LIBOR Loan shall thereafter constitute a Base Margin Loan.


     2-14.  Payments and Prepayments.
            ------------------------

          (a) Base Margin Loans may be prepaid at any time and from time to time without premium or penalty.

          (b) Any LIBOR Loan may be prepaid, upon not less than three (3) Business Days' prior written notice to the Lender, without penalty,
                                                                --------
     provided that (1) each partial prepayment shall be in the principal amount of $100,000.00 or an integral multiple thereof, (2) if such prepayment is on any day other than the last day of the interest Period relating thereto, such amount prepaid shall be accompanied by any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in accordance with Section 2-19, herein, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder and (3) any amount prepaid shall be accompanied by accrued interest on the principal repaid to the date of payment.

           (c) In the event that at the time of any such prepayment Loans are outstanding of more than one type, the amount prepaid shall be applied first to any Base Margin Loan prior to application to any LIBOR Loans.

           (d) Any premium due hereunder upon such prepayment shall be due and payable upon any prepayment whatsoever, whether voluntary or involuntary, to the extent permitted by law, and after acceleration of the unpaid principal balance of the Liabilities after the occurrence of an Event of Default.


     2-15.  Fees For L/C's. (a) Prior to the issuance of any L/C, the Borrower
            --------------
shall pay to the Lender a fee on account of such L/C based upon the Lender's then current fee schedule for like L/C's.

               (b) In addition to the fee to be paid as provided in Subsection
(a), above, the Borrower shall pay to the Lender, on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts on account of, or in respect to, each L/C.


     2-16. Establishment of Letter of Credit. (a) Upon the written, telephonic,
           ---------------------------------
or electronic request of the Borrower, the Lender agrees to cause the issuance of L/C's on behalf of the Borrower as provided herein. The Borrower may request issuance of L/C's in such manner as may from time to time be reasonably acceptable to the Lender. The Borrower shall execute and deliver to the Lender such further documents and instruments in connection with any L/C, as the Lender, in accordance with the Lender's then customary practices with respect to similar facilities, may reasonably request including, without limitation, the Lender's standard letter of credit agreements (hereinafter, the "L/C Agreement"). In the event of any inconsistency between the terms of the L/C Agreement and this Agreement the terms and conditions of the L/C Agreement shall control.

           (b) (i) The maximum aggregate amount of L/C's Outstanding shall be established by the Lender from time to time.

           (c) No L/C shall have a maturity date which is later than the earlier of (i) or (ii) below:

                 (i)  One (1) year after the date of such L/C's issuance;

                 (ii) Sixty (60) days prior to the Termination Date.

            (d) Upon the making of any request by or on behalf of the Borrower for issuance of a L/C, the Borrower shall be deemed to have certified that as of the date of such request, the representations set forth in Subsections 2-7(d)
(i)-(iv), above, are true and correct and that the Availability which supports the issuance of the subject L/C arises out of transactions involving the import shipment of goods.


     2-17.  Effect of Honor of L/C's. The Borrower shall reimburse the Lender
            --------------- --------
for the amount of any honoring of any L/C. Any such honoring which is not so reimbursed on the Business Day when so honored shall constitute a Revolving Credit Loan.


     2-18.  Additional Provisions Relating to L/C's. (a) The obligations of the
            ---------------------------------------
Borrower with respect to L/Cs shall be absolute and unconditional. The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

            (b)  The Borrower will

                 (i) promptly examine the copy of any L/C (and any amendments thereof) sent to it by the Lender;

                 (ii) promptly examine all instruments and documents delivered to it from time to time by the Lender; and

                 (iii) within two (2) Business Days of receipt thereof, provide the Lender with written notice of any irregularity or claim of non-compliance with the instructions of such person or entity.

The Borrower is conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is so timely given.

            (c)  The Borrower will

                 (i) procure promptly any necessary documentation, permits, or licenses for the import, export or shipping of the property in connection with which any L/C is issued;

                 (ii) comply with all foreign and domestic governmental requirements relating to the shipment or financing of such property; and

                 (iii) furnish such evidence that the above requirements have been fulfilled as the Lender reasonably may require.

            (d) The Borrower will indemnify the Lender for and hold harmless against any and all claims, loss, liability, or damage, including attorneys' reasonable fees, howsoever arising from or in connection with the surrender or endorsement of any bill of lading, warehouse receipt or documents of title at any time held by the Lender. or any of its correspondents in connection with any L/C.

          (e) As further security for the payment or performance of any and all other obligations and liabilities hereunder, certain or contingent, and also for the payment or performance of any and all other obligations and liabilities, certain or contingent, due or to become due, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to the Lender, the Borrower hereby

               (i) recognizes and admits the Lender's security interest in, and, after the occurrence of an Event of Default, unqualified right to the possession and disposal of, any and all shipping documents, warehouse receipts, policies or certificates of insurance, and other documents accompanying or relative to any L/C or Acceptance (whether or not such documents, goods, or other property have been released to or upon the order of the Borrower under a security agreement or trust or bailee receipt) and in and to the proceeds of each and all of the foregoing; and

               (ii) if any third party shall have joined in the application for the L/C, assigns and transfers to the Lender all right, title and interest of the Borrower in and to all property and interests which the Borrower may now or hereafter obtain from such third party arising in connection with the transaction to which the L/C relates, to the extent that same can be lawfully assigned.

          (f) Following the occurrence of any Event of Default, the Lender, with power of substitution and revocation, may:

               (i) sign, in the name of the Lender, and/or the name of the Borrower, any document called for from the Borrower and/or endorse, in the name of the Borrower, any and all notes, checks, drafts, documents of title, Documents of Title, or other instruments or documents in which the Lender or the Lender may at any time have any interest in connection with any L/C; and

               (ii) perform any obligation or agreement in connection with any L/C or Acceptance which the Lender deems necessary or desirable to protect the Lender's right, powers and remedies under this Agreement.

          (g) None of the Lender, the Lender's correspondents or any advising, negotiating, or paying bank with respect to any L/C, shall be responsible in any way for:

               (i) performance by any beneficiary under any L/C of that beneficiary's or payee's obligations to the Borrower; or

               (ii) the form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

          (h) The Lender may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C or Acceptance to draw or issue such drafts or other documents.

          (i) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes the Lender to (i) select an advising bank, if any;
(ii) select a paying bank, if any; and (iii) select a negotiating bank.

          (j) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Lender shall have discharged its obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). The Lender does not assume any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

          (k) The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

          (l) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Lender, and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No.500, and any subsequent revisions thereof.

          (m) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against L/C's heretofore or hereafter caused to be issued by the Lender or with respect to which the Lender has an obligation to lend to fund drawings thereunder; or

              (ii) impose on any Lender any other condition or requirements relating to any such L/C's;

and the result of any event referred to in clause (i) or (ii), above, shall be to increase the cost to the Lender of issuing or maintaining any L/C, then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the Lender describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on the Lender. and the basis for determining such increased costs and their allocation, the Borrower within five (5) days after receipt of such notice shall pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate the Lender for such increased cost. The Lender's determination of costs incurred under clause
(i) or (ii) above, shall be conclusive and binding. on the Borrower in the absence of manifest error.

          (n) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

               (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of the within Agreement, any L/C, or any other agreement or instrument relating thereto.

               (ii) Any amendment or waiver of, or consent to the departure from, all or any of the above.

               (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of the L/C.


     2-19. Costs. The Borrower agrees to indemnify the Lender and to hold the
           -----
Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Conversion Request, or (c) the making of any payment of any LIBOR Loan or the making of any conversion of any such Loan to a Base
Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, whether due to voluntary prepayment, payment realized from the Collateral or any Guarantor after the occurrence of an Event of Default, or otherwise, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain any such Loans. Such loss shall include, without limitation, an amount calculated as follows:

          (a) First, the Lender shall determine the amount by which (i) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so paid or not borrowed, during the period beginning on the date of such payment or failure to borrow and ending on the date such installment would have been due (the "Reemployment Period"), exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by the Lender in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not borrowed and to have a maturity comparable to the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each sum amount is hereafter referred to as an "Installment Amount".

           (b) Second, each Installment Amount shall be treated as payable as of the date on which the related principal installment would have been payable by the Borrower had such principal installment not been prepaid or not borrowed.

           (c) Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the bond or other obligation of the United States of America designated as aforesaid by the Lender.


     2-20. Computation of Interest and Fees. Interest and all fees payable
           --------------------------------
hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

     2-21. Overdue Payments. Overdue amounts payable hereunder, under the Note
           ----------------
shall bear interest from and including the due date thereof until paid, payable on demand, at a rate per annum equal to the Base Rate plus 4% per annum.

     2-22. Automatic Payment. The Borrower authorizes the Lender to
           -----------------
automatically debit the Borrower's demand deposit accounts with the Lender on the Interest Payment Date or such other dates when due for all interest, fees, costs, commissions, service charges and expenses due to the Lender.

ARTICLE 3- CONDITIONS PRECEDENT:


     As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3-1 through and including 3-5, (each in form and substance satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 3-6, 3-7 through and including 3-13, shall have been satisfied:

      3-1. Corporate Due Diligence.
           ------------------------

           (a) A Certificate of corporate good standing issued by the Secretary of State of Delaware.

           (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned could require such qualification.

           (c) A Certificate of the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.


     3-2.  Opinion. An opinion of counsel to the Borrower in form and substance
           -------
satisfactory to the Lender.

     3-3.  Landlord Waiver.  The delivery to the Lender of a waiver within 30
           ----------------
days after the closing, in the form of EXHIBIT 3-3, executed by the Borrower's landlord for the address contained in the preamble of this Agreement.

     3-4.  Additional Documents. Such additional instruments and documents as
           --------------------
the Lender or its counsel reasonably may require or request.

     3-5.  Officers' Certificates.   Certificates executed by the President and
           ----------------------
the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

     3-6.  Representations and Warranties.  Each of the representations made by
           -------------------------------
or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

     3-7.  Warrants.  The Lender (or an affiliate of the Lender) shall receive
           ---------
warrants from the Borrower for the purchase of 211.000 shares of the Borrower's registered common stock at an exercise price equal to the average closing price for the 30 day period immediately prior to loan closing. The terms regarding the issuance of the warrant shall be evidenced by a Warrant in form, and containing terms and conditions, satisfactory to the Lender, which shall include, among other things, customary anti-dilution provisions and registration rights.

     3-8.  Minimum Excess Availability.   The Availability, for a period of 24
           ---------------------------
hours following the first funding under the Revolving Credit; all then held checks (if any); accounts payable which are beyond credit terms then accorded the Borrower; overdrafts; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, is not less than $1,000,000.00.

     3-9.  All Fees and Expenses Paid.   The Borrower shall pay all fees due at
           --------------------------
or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Lender in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Lender).


     3-10. No Suspension Event. No Suspension Event shall then exist.
           -------------------

     3-11. IBM Purchase Order.  The Borrower shall have received written
           ------------------
notification from IBM that it was selected as a preferred vendor for its CDT Video Board.

     3-12. Equity Investment.    The Borrower shall have received equity
           -----------------
investments in the aggregate amount of not less than $3,000,000.00 on terms and conditions satisfactory to the Lender, in addition to which the Borrower shall have entered into a letter agreement with S3 Incorporated in the form of EXHIBIT 3-12, annexed hereto.


     3-13. No Adverse Change.  No event shall have occurred or failed to occur,
           -----------------
which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition when compared with such financial condition at September 30,1998.

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Boston, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Lender at said head office.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:


     To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

     4-1.  Payment and Performance of Liabilities. The Borrower shall pay each
           --------------------------------------
Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.


     4-2.  Due Organization - Corporate Authorization - No Conflicts.
           ---------------------------------------------------------

           (a) The Borrower presently is and shall hereafter remain in good standing as a Delaware corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary.

           (b) Each Related Entity is listed on EXHIBIT 4-2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.

           (c) The Borrower shall not change its State of incorporation nor its taxpayer identification number.

           (d) The Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

           (e) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

               (i) Have been duly authorized by all necessary corporate action.

               (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

               (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

          (f) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     4-3. Trade Names.
          -----------

          (a)  EXHIBIT 4-3, annexed hereto, is a listing of:

          (i)  All names under which the Borrower ever conducted its business.

          (ii) All entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

          (b) The Borrower will not change its name or conduct its business under any name not listed on EXHIBIT 4-3 except (i) upon not less than twenty-one (21) days prior written notice (with reasonable particularity) to the Lender and (ii) in compliance with all other provisions of this Agreement.

     4-4. Infrastructure.
          --------------

          (a) The Borrower has and will conduct its business as presently conducted and as contemplated to be conducted.

          (b) The Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

          (c) The conduct by the Borrower of the Borrower's business does not presently infringe (nor will the Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

     4-5. Year 2000 Compliance.
          --------------------
          (a) Based upon a diligent inquiry undertaken by the Borrower, it appears that, except as set forth on EXHIBIT 4-5, annexed hereto, the Borrower's operations are Year 2000 Compliant.

          (b) The Borrower has developed a detailed plan and timetable with respect to the Borrower's operations becoming fully Year 2000 Compliant as set forth on EXHIBIT 4-5 and has committed adequate resources to execute that plan and to meet such timetable.

          (c) Following the Borrower's operations becoming Year 2000 Compliant, the Borrower will not suffer or permit its operations thereafter to cease to be Year 2000 Compliant in any manner which might have more than a de minimus effect on its operations.

     4-6. Locations.
          ---------
          (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the Borrower's chief executive offices at

               (i) 18 Hartwell Avenue, Lexington, Massachusetts; and

               (ii) those locations which are listed on EXHIBIT 4-6, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords.

          (b) The Borrower shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4-6 except to:

               (i) accomplish sales of Inventory in the ordinary course of business; or

               (ii) move Inventory from one such location to another such location, except upon 30 days' prior written notice to the Lender, and subject to the Lender's perfection of a first security interest in the Inventory at such location; or

               (iii) utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

          (c) The Borrower will not commit to, or open or close any location at which the Borrower maintains, offers for sales, or stores any of the Collateral, except upon 30 days' prior written notice to the Lender, and subject to the Lender's perfection of a first security interest in the Inventory at such location.

          (d)  Except as otherwise disclosed pursuant to, or permitted by, this
Section 4-6, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.


     4-7. Title to Assets.
          ---------------
          (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

               (i)  Encumbrances in favor of the Lender.

               (ii) Those Encumbrances (if any) listed on EXHIBIT 4-7, annexed hereto.

          (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower except upon thirty (30) days prior written notice to the Lender.

          (c) The Borrower shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

               (i) Equipment which is merely incidental to the conduct of the Borrower's business, including, without limitation, the leasing of such equipment (whether or not such arrangement may be characterized under applicable law as a true lease or financing arrangement and whether by Capital Lease or otherwise) as is customarily or ordinarily leased in the Borrower's industry.

               (ii) Equipment, the acquisition or right to use of which has been consented to by the Lender, which consent may be conditioned upon the Lender's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Lender.

     4-8. Indebtedness. The Borrower does not and shall not hereafter have any
          ------------
Indebtedness with the exceptions of:

          (a)  Any Indebtedness to the Lender.

          (b)  The Indebtedness (if any) listed on EXHIBIT 4-8, annexed hereto.


     4-9. Insurance Policies.
          ------------------
          (a) EXHIBIT 4-9, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

          (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Lender. The coverage reflected on EXHIBIT 4-9 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

           (c) The Borrower shall advise the Lender of each claim in excess of $50,000.00 made by the Borrower under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

     4-10. Licenses. Each license, distributorship, franchise, and similar
           --------
agreement issued to, or to which the Borrower is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

     4-11. Leases. EXHIBIT 4-11, annexed hereto, is a schedule of all presently
           ------
effective Capital Leases. Exhibit 4-6 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

     4-12.  Requirements of Law.  The Borrower is in compliance with, and shall
            -------------------
hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.


     4-13.  Maintain Properties. The Borrower shall:
            -------------------

            (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

            (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

            (c) Not use any of the Collateral in violation of any policy of insurance thereon.

            (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                 (i)   The sale of Inventory in compliance with this Agreement.

                 (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

                 (iii) The turning over to the Lender of all Receipts as provided herein.


     4-14. Pay Taxes.
           ---------
           (a) The Borrower has not received written notice from the Internal Revenue Service that there are any deficiencies, assessments, or other amounts owed with respect to those tax years through and including the Borrower's taxable year referenced on EXHIBIT 4-14, annexed hereto. Except as described in
EXHIBIT 4-14 no agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

           (b) The Borrower has not received written notice from the respective state and local taxing authorities to which the Borrower is subject that there are any deficiencies, assessments, or other amounts owed for state and local income, excise, sales, or other taxes with respect to those tax years referenced on
EXHIBIT 4-14, annexed hereto. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

          (c) Except as disclosed on said EXHIBIT 4-14, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any other taxing authority.

          (d) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

          (e) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender, in the Lender's discretion may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

   4-15.  No Margin Stock.  The Borrower is not engaged in the business of
          ---------------
extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock

     4-16.  ERISA. Neither the Borrower nor any ERISA Affiliate ever has or
            -----
hereafter shall:

            (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.

            (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

            (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

            (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.

            (e) Accumulate any material funding deficiency within the meaning of ERISA.

            (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

            (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA.


     4-17.  Hazardous Materials.
            -------------------

            (a)  The Borrower has never:

                 (i) Been legally responsible for any release or threat of release of any Hazardous Material.

                 (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

            (b)  The Borrower shall:

                 (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws.

                 (ii) Not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

            (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

     4-18.  Litigation.     Except as described in EXHIBIT 4-18, annexed hereto,
            ----------
there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.


     4-19.  Dividends or Investments. The Borrower shall not:
            ------------------------

            (a) Except for four (4%) percent cash or stock dividend on the Borrower's Series B Preferred Stock, pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock, unless no Event of Default is occurring, and the Borrower is in compliance with all financial covenants herein.

            (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock.

            (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

            (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

            (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity other than pursuant to such joint ventures with respect to product development and marketing as are normal and customary in the Borrower's industry.

            (f) Organize or create any Related Entity, except for previously existing Related Entities.

            (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

            (h) Acquire any assets other than in the ordinary course and conduct of the Borrower's business as conducted at the execution of this Agreement


     4-20.  Loans. The Borrower shall not make any loans or advances to, nor
            -----
acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

            (a) Advance payments made to the Borrower's suppliers in the ordinary course.

            (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

     4-21.  Protection of Assets. The Lender, in the Lender's discretion, and
            --------------------
from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.


     4-22.  Line of Business.  The Borrower shall not engage in any business
            ----------------
other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).


     4-23.  Affiliate Transactions. The Borrower shall not make any payment, nor
            ----------------------
give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price and on terms which shall

            (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended: and

            (b) not be less favorable from those which would have been charged in an arms length transaction.


     4-24.  Patents and Trademarks. All patents, patents pending, patents
            ----------------------
assigned to the Borrower and trademarks and tradenames owned by or assigned to the Borrower are listed on EXHIBIT 4-24, annexed hereto. The Borrower shall provide the Lender with prompt written notice of each application for patent, patent pending, and patent assigned to the Borrower hereafter, and each trademark and tradename owned by or assigned to the Borrower hereafter, and upon request of the Lender shall execute and deliver to the Lender, all such instruments, documents and papers as may be requested by the Lender to perfect the Lender's security interest in any application for patent, patent pending, patent, trademark, or tradename.

     4-25.  Additional Assurances.
            ---------------------

            (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will be not be subject to a perfected security or other collateral interest in favor of the Lender (subject only to Permitted Encumbrances) to secure the Liabilities.

            (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security or other collateral interest in favor of the Lender to secure the Liabilities (subject only to Permitted Encumbrances and security interests given in connection with equipment leases, whether characterized as true leases or financing arrangements, and whether by Capital Lease or otherwise, as is normal and customary in the Borrower's industry).

            (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

            (d) The Borrower hereby designates the Lender as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Lender's security and other collateral interests in the Collateral.

            (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this
     Section 4-25 shall be sufficient for filing to perfect the security interests granted herein.


     4-26.  Adequacy of Disclosure.
            ----------------------

            (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

            (b) The Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of this Agreement.

            (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.


     4-27.  Other Covenants.     The Borrower shall not indirectly do or cause
            ---------------
to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.



ARTICLE 5- FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

     5-1.   Maintain Records. The Borrower shall:
            ----------------

            (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

            (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

            (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

            (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

                (e)  Not change the Borrower's fiscal year.


          5-2.  Access to Records.
                -----------------
                (a) The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender and the Lender's representatives shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

                (b) The Borrower hereby authorizes the Lender and the Lender's representatives to:

                     (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

                     (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.


          5-3.  Immediate Notice to Lender.
                --------------------------
                (a) The Borrower shall provide the Lender with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                     (i)   Any change in the Borrower's officers.

                     (ii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

                     (iii) Any material change in the business, operations, or financial affairs of the Borrower.

                     (iv)  The occurrence of any Suspension Event.

                     (v) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(d)).

                 (vi) Any litigation which, if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.

                 (vii) Any delay in the Borrower's meeting the timetable for its operations becoming Year 2000 Compliant as described on EXHIBIT 4-5 or maintaining such operations as Year 2000 Compliant, except where such delay or failure to so maintain will have no more than a de minimus effect on the Borrower's operations.

           (b)   The Borrower shall:

                 (i) Provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).

                 (ii)   Provide the Lender:

                        (A) When filed, copies of all filings with the SEC.

                        (B) When received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

                 (iii) Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.


     5-4.  Borrowing Base Certificate.  At such intervals as the Lender may
           --------------------------
from time to time specify (daily, unless notice to the contrary is so given), the Borrower shall provide the Lender with a Borrowing Base Certificate (in such form as the Lender may specify from time to time), which Certificate shall include a Schedule of all Receivables Collateral which has come into existence since the date of such Schedule then most recently provided to the Lender.


     5-5.  Monthly Reports. Monthly, within Twenty (20) days following the end
           ---------------
of the previous month, the Borrower shall provide the Lender with the following:

                        (i) An aging of the Borrower's accounts receivable as of the end of the subject month.

                        (ii) A reconciliation of the above described aging to Availability and to the general ledger as of the end of the subject month.

                        (iii)   An aging of the Borrower's accounts payable.

                        (iv)    A listing of the Borrower's Inventory.


     5-6.  Quarterly Reports. within Thirty (30) days following the end of the
           -----------------
previous quarter, the

Borrower shall provide the Lender with the following:

                (i) An internally prepared financial statement of the Borrower's financial condition at, and the results of its operations for, the period ending with the end of the subject quarter, which financial statement shall include, at a minimum, a balance sheet, income statement, cash flow and comparison for the corresponding quarter of the then immediately previous year, as well as compared to any financial projections furnished to the Lender, certified to be true and accurate (except as to any projections furnished to the Lender) by the Borrower's chief financial officer;

                (ii) Any report filed during the subject quarter with any insurance company with whom a reporting form of policy is carried.


     5-7.  Projections. Annually on or before Thirty (30) days prior to the end
           -----------
of each fiscal year, management prepared financial projections for the next fiscal year, with monthly detail, including at a minimum a projected income statement, balance sheet and cash flow statement.


     5-8.  Annual Reports.
           --------------
           (a) Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with
           (i) an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by the Borrower's independent certified public accountants and bear the opinion of such accountants qualified solely with respect to the Borrower's ability to continue as a going concern, if applicable for fiscal year end 1997 and 1998 only (i.e. said statement shall be "certified" by such accountants). Such annual statements shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

           (b) Each annual statement delivered under (a)(i) above shall be accompanied by a Certificate from the Borrower's chief financial officer indicating that to the best knowledge of such chief financial officer, no event has occurred which is or which, solely with the passage of time or the giving of notice (or both) would be, an Event of Default.

           (c) Annually, within 30 days after filing, copies of the Borrower's federal and state tax returns.

     5-9.  Officers' Certificates.   The Borrower shall cause the Borrower's
           ----------------------
general manager and chief financial officer respectively to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

           (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however (with the exception of the Certificate which accompanies such annual statement) to usual year end adjustments.

           (b)   Indicate either that (i) no Event of Default has occurred or
     (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

           (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5-12 below.


     5-10. Additional Financial Information. In addition to the foregoing, the
           --------------------------------
Borrower promptly shall provide the Lender with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.


     5-11. Audits and Appraisals.
           ---------------------

           (a) The Lender may from time to time conduct commercial finance audits of the Borrower's books and records (in each event, at the Borrower's expense estimated at $650.00 per day per person plus all out of pocket expenses).

           (b) Upon the Lender's request from time to time, the Borrower's shall permit the Lender to obtain appraisals of the Borrower's assets (in all events, at the Borrower's expense) conducted by such appraisers as are satisfactory to the Lender.


     5-12.  Financial Covenants.  (a) Maximum Net Loss. The Borrower shall not
            -------------------       ----------------
permit its maximum net loss after taxes to exceed (i) $3,000,000.00 for the fiscal quarter ending December 31, 1998, and (ii) $1,000,000.00 for the fiscal quarter ending March 31,1999, and (iii) $0.00 for any fiscal quarter thereafter.

  (b) Operating Cash Flow to Total Debt Service. The Borrower shall not permit
      -----------------------------------------
the ratio of Operating Cash Flow to Total Debt Service to be less than 1.2:1.0 at the end of the following periods: (i) fiscal quarter ending June 30,1999, (ii) fiscal quarter ending September 30,1999, calculated on a cumulative basis with fiscal quarter ending June 30,1999, (iii) fiscal quarter ending December 31,1999, calculated on a cumulative basis with fiscal quarters ending June 30,1999 and September 30,1999, and (iv) thereafter for any of its fiscal quarters commencing with the quarter ending March 31,1999, calculated on a rolling four quarters basis.


     5-13.  Minimum Availability.  The Borrower shall at all times maintain
            --------------------
minimum Availability of at least $200,000.00 until June 30,1999, and, provided no Event of Default is then occurring, thereafter of at least $50,000.00.


ARTICLE 6- USE AND COLLECTION OF COLLATERAL:

     6-1.  Use of Inventory Collateral.
           ---------------------------

          (a) The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement.

          (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.


     6-2.  Adjustments and Allowances.  The Borrower may grant such allowances
           --------------------------
or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which time extension shall not be done without first obtaining the Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this
Section 6-2 may be limited or terminated by the Lender at any time in the Lender's discretion.


     6-3.  Validity of Accounts.
           --------------------

           (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

           (b) The Lender, from time to time (at the expense of the Borrower in each instance), may verify the validity, amount, and all other matters with respect to the Receivables Collateral directly with Account Debtors (including without limitation, by forwarding balance verification requests to the Borrower's Account Debtors), and with the Borrower's accountants, collection agents, and computer service bureaus (each of which is hereby authorized and directed to cooperate in full with the Lender and to provide the Lender with such information and materials as the Lender may request.

           (c) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

           (d) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.


     6-4.  Notification to Account Debtors. The Lender shall have the right at
           -------------------------------
any time after an Event of Default has occurred upon notice to the Borrower to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.



ARTICLE 7 - RECEIVABLES:

     7-1  Proceeds and Collection of Accounts.
          -----------------------------------

          (a) It is recognized and intended that all Receipts constitute Collateral and proceeds of Collateral. A portion of the Receivables Collateral consists of Receipts.

          (b) Whether or not any Liabilities are then outstanding, the Borrower shall cause each of the Borrower's Account Debtors to forward all Receipts proceeds of the Receivables Collateral directly to a lock box, blocked account, or similar recipient designated by the Lender and over which the Lender has sole access and control.

          (c) All Receipts and collections of the Receivables Collateral which, notwithstanding the provisions of Subsection 7-1(b) are received by the Borrower or come under the control of the Borrower shall be held in trust by such Borrower for the Lender; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to such lock box, blocked account, or similar recipient designated by the Lender pursuant to Subsection 7-1(b), above, or as otherwise instructed by the Lender.


     7-2. Proceeds and Collection of Accounts Held in Trust.  In the event
          -------------------------------------------------
that, notwithstanding the provisions of this Article, the Borrower receives or otherwise has dominion and control of any

Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.


     7-3.  Payment of Liabilities. On each Business Day, the Lender shall apply,
           ----------------------
towards the unpaid principal balance of the Loan Account, the aggregate of Receipts and Receivables Collateral received by the Lender as provided in
Section 7-1 above, after allowing 2 (Two) Business Days for their collection.


ARTICLE 8 - GRANT OF SECURITY INTEREST:

     8-1.  Grant of Security Interest.     To secure the Borrower's prompt,
           --------------------------
punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

           (a) All Accounts and accounts receivable, with the exclusion of foreign tax refunds and foreign tax abatements;

           (b)  All Inventory.

           (c) All General Intangibles, with the exclusion of foreign tax refunds and foreign tax abatements;

           (d)  All Equipment.

           (e)  All Goods.

           (f)  All Fixtures.

           (g)  All Chattel Paper.

           (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

           (i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

           (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing.(8-1(a) through 8-1(i)) or otherwise.

           (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8-1(a) through 8-1(i)), including the right of stoppage in transit.

           (I)  All Leasehold Interests.


     8-2.  Extent and Duration of Security Interest. The security interest
           ----------------------------------------
created and granted herein is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender.


ARTICLE 9 - LENDER AS BORROWER'S ATTORNEY-IN-FACT:

     9-1.  Appointment as Attorney-In-Fact.      The Borrower hereby irrevocably
           -------------------------------
constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:

           (a) Prosecute, defend, compromise, or release any action relating to the Collateral.


           (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

           (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

           (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Accounts Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

           (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

           (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

           (g) Use, license or transfer any or all General Intangibles of the Borrower.


     9-2.  No Obligation to Act.   The Lender shall not be obligated to do any
           --------------------
of the acts or to exercise any of the powers authorized by Section 9-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.



ARTICLE 10 - EVENTS OF DEFAULT:

     The occurrence of any event described in this Article 10 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.


     10-1.  Failure to Pay Revolving Credit. The failure by the Borrower to pay
            -------------------------------
any amount when due under the Revolving Credit.


     10-2.  Failure To Make Other Payments.     The failure by the Borrower to
            ------------------------------
pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.

     10-3.  Failure to Perform Covenant or Liability (No Grace Period).     The
            ----------------------------------------------------------
failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 10-1 or Section 10-2 hereof, and included in any of the following provisions hereof:

                Section   Relates to :
                ----------------------
                  4-6         Location of Collateral
                  4-7         Title to Assets
                  4-8         Indebtedness
                  4-9         Insurance Policies
                  4-14        Pay taxes
                  4-23,4-24        Affiliate Transactions
                  4-25        Additional Assurances
                  6-1         Use of Collateral
                  Article 5   Reporting Requirements and Financial Covenants


     10-4.  Failure to Perform Covenant or Liability (Grace Period). The failure
            -------------------------------------------------------
by the Borrower, upon Thirty (30) days written notice by the Lender, to cure the Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 10-1, 10-2, or 10-3 hereof.


     10-5.  Misrepresentation.    The determination by the Lender that any
            -----------------
representation or warranty at any time made by the Borrower to the Lender, was not true or complete in all material respects when given.


     10-6.  Acceleration of Other Debt, Breach of Lease.   The occurrence of any
            -------------------------------------------
event such that any Indebtedness of the Borrower to any creditor other than the Lender could be accelerated or, without the consent of the Borrower, any Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).


     10-7.  Default Under Other Agreements.     The occurrence of any breach or
            ------------------------------
default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).


     10-8.  Uninsured Casualty Loss.     The occurrence of any uninsured loss,
            -----------------------
theft, damage, or destruction of or to any material portion of the Collateral.

     10-9.  Judgment. Restraint of Business.
            -------------------------------

            (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant.

            (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

            (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.


     10-10. Business Failure.     Any act by, against, or relating to the
            ----------------
Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower generally; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or any part of the Borrower's business or operations.


     10-11. Bankruptcy.    The failure by the Borrower to generally pay the
            ----------
debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within thirty (30) days of when filed.

     10-12. Default by Guarantor or Related Entity. The occurrence of any of
            --------------------------------------
the foregoing Events of Default with respect to any guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent (if the Borrower is a corporation), subsidiary, or Related Entity, as if such guarantor, parent, or Related Entity were the "Borrower" described therein.


     10-13. Indictment - Forfeiture. The indictment of, or institution of any
            -----------------------
legal process or proceeding against, the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     10-14. Termination of Guaranty.  The termination or attempted
            -----------------------
termination of any guaranty by any guarantor of the Liabilities.


     10-15. Challenge to Loan Documents.
            ---------------------------
            (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

            (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.


     10-16. Executive Management.  The death, disability or removal from office
            --------------------
of any of the Borrower's chief executive officer, chief financial officer, or president at any time to exercise that authority and discharge those management responsibilities with respect to the Borrower as are exercised and discharged by such Person at the execution of this Agreement.

     10-17. Change in Control.  Any Change in Control.
            ------------------

     10-18. Failure to Receive NRE Payment.   Failure of the Borrower to receive
            ------------------------------
a minimum of

$1,000,000.00 of the NRE Payment, as defined in EXHIBIT 3-12, on or before April 30, 1999.



ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:

     In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Lender's exercise of any of such rights and remedies.


     11-1.  Rights of Enforcement. The Lender shall have all of the rights and
            ---------------------
remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

            (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

            (b)  To take possession of all or any portion of the Collateral.

            (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

            (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

            (e) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

            (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.


     11-2.  Sale of Collateral.
            ------------------

            (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

            (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

           (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

           (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

           (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Lender on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Lender.

           (f) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Lender determines.


     11-3.  Occupation of Business Location.  In connection with the Lender's
            -------------------------------
exercise of the Lender's rights under this Article 11, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

     11-4.  Grant of Nonexclusive License. The Borrower hereby grants to the
            -----------------------------
Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of inventory or sale or other disposition of Inventory.


     11-5.  Assembly of Collateral. The Lender may require the Borrower to
            ----------------------
assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.


     11-6.  Rights and Remedies.  The rights, remedies, powers, privileges, and
            -------------------
discretions of the Lender hereunder (herein, the "LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender 's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.



ARTICLE 12 - NOTICES:

     12-1.  Notice Addresses.    All notices, demands, and other communications
            ----------------
made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Lender:
                        BankBoston, N.A.
                        100 Federal Street
                        Boston, Massachusetts 02110
                        Attention : Paul Crimlisk
                                    Vice President
                        Fax       : 617 434-7537

    With a copy to:
                        Riemer & Braunstein
                        Three Center Plaza
                        Boston, Massachusetts 02108
                        Attention : Robert E. Paul, Esquire
                        Fax       : 617 723-6831

If to the Borrower:
                        Number Nine Visual Technology Corporation
                        18 Hartwell Avenue
                        Lexington, Massachusetts 02173-1234
                        Attention : Timothy J. Burns
                        Fax       : 781 869-7220

     With a copy to:
                        Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. One Financial Center
                        Boston, Massachusetts 02111
                        Attention : Neil H. Aronson, Esquire
                        Fax:      : 617 542-2241


     12-2.  Notice Given.
            ------------

           (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

               (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

               (ii) By recognized overnight express delivery: the Business Day following the day when sent.

               (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

               (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

          (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.



ARTICLE 13 - TERM:

     13-1.  Termination of Revolving Credit.  The Revolving Credit shall remain
            -------------------------------
in effect (subject to suspension as provided in Section 2-7(g) hereof) until the Termination Date.


     13-2.  Effect of Termination. On the Termination Date, the Borrower shall
            ---------------------
pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any accrued and unpaid Unused Line Fee; any payments due on account of the indemnification obligations included in Section 2-8(e); and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Lender. Until such payment, all provisions of this Agreement, other than those contained in Article 2 which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the security and other collateral interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may require.


ARTICLE 14 - GENERAL:

     14-1.  Protection of Collateral. The Lender has no duty as to the
            ------------------------
collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

     14-2.  Successors and Assigns.  This Agreement shall be binding upon the
            -----------------------
Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.


     14-3. Severability. Any determination that any provision of this Agreement
           ------------
or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.


     14-4. Amendments. Course of Dealing.
           -----------------------------
           (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined shall obligate the Lender to continue to determine Availability in that manner.

           (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.


     14-5. Power of Attorney. In connection with all powers of attorney included
           -----------------
in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.


     14-6. Application of Proceeds. The proceeds of any collection, sale, or
           -----------------------
disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.


     14-7. Lender's Costs and Expenses.
           ---------------------------
           (a) The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all costs and expenses of the Lender which relate to the credit facility contemplated hereby. To commemorate the closing, the Lender may arrange for production of lucite tombstones. The Borrower shall reimburse the Lender for such expenditures.

           (b) The Borrower authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

           (c) The undertaking on the part of the Borrower in this Section 14-7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 14-7.


     14-8.  Copies and Facsimiles. This Agreement and all documents which relate
            ---------------------
thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.


     14-9.   Massachusetts Law. This Agreement and all rights and obligations
             -----------------
hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.


     14-10.  Consent to Jurisdiction.
             -----------------------

             (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

             (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective five
(5) Business Days after such mailing.

             (c) The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

             (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

             (e) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.


     14-11.  Indemnification. The Borrower shall indemnify, defend, and hold the
             ---------------
Lender and any employee, officer, or agent of the Lender (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this Section 14-11.


     14-12. Rules of Construction. The following rules of construction shall be
            ---------------------
applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

            (a) Words in the singular include the plural and words in the plural include the singular.

            (b) Titles, headings (indicated by being underlined or shown in
                                                     ----------
SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

            (c) The words "includes" and "including" are not limiting.

            (d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

            (e) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

            (f) Text which is shown in italics, shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

            (g) The words "may not" are prohibitive and not permissive.

            (h)  The word "or" is not exclusive.

            (i) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

               (j) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

               (k)  The symbol "$" refers to United States Dollars.

               (l) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

               (m) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

               (n) Except as otherwise specifically provided, all references to time are to Boston time.

               (o) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                    (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                    (ii)  The word "from" means "from and including".

                    (iii) The words "to" and "until" each mean "to, but excluding".

                    (iv)  The work "through" means "to and including".

               (p) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14-13 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.


          14-13.  Intent. It is intended that:
          ------
                  (a) This Agreement take effect as a sealed instrument.

                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Lender.

                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

                  (d) All reasonable costs and expenses incurred by the Lender in connection with the Lender's relationship(s) with the Borrower shall be borne by the Borrower.

                  (e) Unless otherwise explicitly provided herein, the Lender's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion and without reference to Section 2-8 hereof.


     14-14.  Right of Set-Off.  Any and all deposits or other sums at any time
             ----------------
credited by or due to the Borrower from the Lender or any participant (a "Participant") in the credit facility contemplated hereby, or any Participant and any cash, securities, instruments or other property of the Borrower in the possession of the Lender any Participant, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Lender or any Participant and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any Participant.


     14-15.  Maximum Interest Rate.  Regardless of any provision of any Loan
             ---------------------
Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."


     14-16.  Waivers.
             -------
             (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 14-16(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

             (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                 (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                 (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                 (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE

     LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                 (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Lender may or may become entitled to take hereunder.

                  (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                  (vi) Any claim to consequential, special, or punitive damages.






                                          NUMBER NINE VISUAL
                                          TECHNOLOGY CORPORATION
Witness:                                                            ("Borrower")

/s/ Timothy Burns                         By /s/ William Ralph
---------------------------------------     -----------------------------------
                                          Print Name: William Ralph
                                                     --------------------------
                                          Title General Manager
                                                -------------------------------


                                          BANKBOSTON, N.A.
                                                                      ("Lender")

                                          By /s/ Paul R. Crimlisk
                                            -----------------------------------
                                          Print Name: Paul R. Crimlisk
                                                     --------------------------
                                          Title: Vice President
                                                -------------------------------

                          COMPANY DISCLOSURE EXHIBITS
                          ---------------------------

                               NOTES TO EXHIBITS


1. Capitalized terms used in these Company Disclosure Exhibits but not defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement, dated as of March 31, 1999, by and between the Company and BankBoston, N.A. (the "Loan Agreement").

2. Headings and captions in these Company Disclosure Exhibits are for convenience of reference only and shall in no way modify or affect, or be considered in construing or interpreting any information provided herein.

3. The information contained in these Company Disclosure Exhibits is as of the date of the Loan Agreement.

4. Items, information, and other matters disclosed on one Exhibit shall be deemed to be disclosed for all purposes under these Company Disclosure Exhibits; provided that the Company shall make a good faith effort to include any disclosure (by cross reference or by repeating the disclosure) that is required by more than one representation and warranty in each applicable portion of the Company Disclosure Exhibits. Cross references are for the convenience of reference only and shall not limit the provisions hereof.

                                  EXHIBIT 2-9
                                  -----------

================================================================================

REVOLVING CREDIT NOTE                                           BankBoston, N.A.
================================================================================


Boston, Massachusetts                                            March ___, 1999


     FOR VALUE RECEIVED, the undersigned, Number Nine Visual Technology Corporation, a Delaware corporation with its principal executive offices at 18 Hartwell Avenue, Lexington, Massachusetts 02173 (the "BORROWER') promises to pay to the order of BankBoston, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110 (hereinafter, with any subsequent holder, the "LENDER") the aggregate unpaid principal balance of loans and advances made to or for the account of the Borrower pursuant to the Revolving Credit established pursuant to the Loan and Security Agreement of even date (as such may be amended hereafter, the "LOAN AGREEMENT") between the Lender and the Borrower, with interest at the rate and payable in the manner stated therein.

     This is the "Revolving Credit Note" to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein.

     The Lender's books and records concerning loans and advances pursuant to the Revolving Credit, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness to the Lender hereunder.

     No delay or omission by the Lender in exercising or enforcing any of the Lender's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

     The Borrower, and each endorser and guarantor of this Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted by the Lender with respect to this Note and/or any collateral given to secure this Note or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other person obligated on account of this Note.

     This Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

     The liabilities of the Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by the Lender of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this Note. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Lender of the person from whom contribution is sought have been satisfied in full.

     This Note is delivered to the Lender at the offices of the Lender in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

     The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lender in the establishment and maintenance of Lender's relationship with the Borrower contemplated by the within Note, is relying thereon. THE BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THE BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THE BORROWER OR OF ANY OTHER PERSON LIABLE TO THE LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER, ANY SUCH PERSON, AND THE LENDER.



                                                      NUMBER NINE VISUAL
                                                      TECHNOLOGY CORPORATION
Witness:                                                    The ("Borrower")


______________________                                By:_______________________

                                  EXHIBIT 2-12

                              NOTICE OF CONVERSION

     Attached hereto as Attachment 2-12 is a copy of the Notice of Exercise or
                        ---------------
conversion

                       NOTICE OF EXERCISE OR CONVERSION
                       --------------------------------


                                                        Date:____________, _____


Number Nine Visual Technology Corporation

__________________

__________________
Attn:  President

Ladies and Gentlemen:

     The undersigned hereby elects to exercise or convert the enclosed Warrant issued to it by Number Nine Visual Technology Corporation (the "Company") and dated as of ___________,_______.


     The undersigned elects to:


     [_] Exercise the Warrant and to purchase thereunder _________________ shares of the Common Stock of the Company (the "Shares") at an exercise price of ________ per Share for an aggregate purchase price of _______________ Dollars ($______) (the "Purchase Price"). Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full.

     [_] Convert __% of the value of the Warrant at the current Exercise Price (as defined in the Warrant) of $______ per Share.

     [_] Convert $______ of the outstanding principal and interest under that certain [Note] dated ___________, in the face amount of $_________, issued by the Company and held by the undersigned, at the current Exercise Price of $______ per share.

                                                  Very truly yours,


                                                  ______________________________

Receipt Acknowledged:

NUMBER NINE VISUAL TECHNOLOGY CORPORATION

By _______________________
Title:____________________
on _______________________

                                  EXHIBIT 3-3

                               LANDLORD'S WAIVER

     Attached hereto as Attachment 3-3 is a copy of the Landlord's Waiver
                        --------------

================================================================================
LANDLORD'S WAIVER                                              BANKBOSTON, N.A.
================================================================================


                                                                  March __, 1999



     ____________________________, (the "LANDLORD") owns real property located at 18 Hartwell Avenue, Lexington, Massachusetts 02173 (the "LEASED PREMISES"), which real property the Landlord leases to Number Nine Visual Technology Corporation a Delaware corporation with offices at 18 Hartwell Avenue, Lexington, Massachusetts 02173 (the "TENANT"). The Tenant has applied to BankBoston, N.A. (the "LENDER"), a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110 to establish a credit facility in favor of the Tenant, loans and financial accommodations under which will be secured by all of the Tenant's present and after acquired assets including, among other things, the Tenant's inventory and equipment (the "COLLATERAL") located and to be located upon the Leased Premises. In order to induce the Lender to establish that credit facility, the Landlord hereby represents, warrants, covenants and agrees as follows:

     1. The Tenant is not in default under the terms of its lease for other Leased Premises.

     2. The Landlord hereby waives any statutory or other lien of the Landlord against the Collateral.

     3. In the event the Tenant defaults on any of the Tenant's obligations to the Lender, the Lender shall have reasonable time in which to repossess the Collateral from the Leased Premises. The Landlord will cooperate with the Lender in gaining access to the Leased Premises for the purpose of repossessing said Collateral or, if requested by the Lender, the Landlord shall permit the Lender, or its agent or nominee, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any other of Landlord's tenants.

     4. To the extent not paid or prepaid by the Tenant, the Lender shall pay the Landlord a reasonable sum for the use and occupancy of the Leased Premises (based upon comparable rent for comparable space) from the date on which the Lender shall have taken possession of the Collateral on the Lease Premises until the date of the Lender's vacating the Leased Premises, it being understood, however, that the Lender shall not, thereby, have assumed any of the obligations of the Borrower to the Landlord.

     5. Prior to the Landlord's taking any action to evict the Tenant from the Leased Premises for breach of the lease, the Landlord shall give the Lender not less than thirty (30) days written notice of such action at the address set forth above, and a reasonable opportunity to preserve, protect, and liquidate any Collateral on the Leased Premises and, if the Lender so elects, to cure such breach of the lease.

     6. The within Agreement shall inure to the benefit of the Lender, its successors and assigns, shall be binding upon the Landlord, its heirs, assigns, representatives, and successors.

     Dated this the ____ day of ____ 1999.

                                                                      ..........
                                                                        LANDLORD

                                                        By:_____________________

                                                          Title:________________

                                                        Date:___________________

STATE OF ______________
COUNTY OF _____________

     The foregoing Agreement was subscribed, sworn to and acknowledged before me this ____ day of _______, 1999 by _______________

                                                _______________________________
                                                Print Name..............
                                                Notary Public
                                                My Commission Expires:..........

                                 EXHIBIT 3-12

                                   S3 LETTER


     Attached hereto as Attachment 3-12 is a copy of the S3 commitment letter to
                        ---------------
     Borrower.

                 [LETTERHEAD OF S3 INCORPORATED APPEARS HERE]

March 17, 1999


Mr. Timothy Burns
Acting Chief Financial Officer
Number Nine Visual Technology Corporation
18 Hartwell Avenue
Lexington, Mass. 02173

     Re:  LETTER OF INTENT
          ----------------

Dear Mr. Burns,

     This letter will confirm our telephone conversation of March 9, 1999. During that conversation, we agreed that S3 Incorporated ("S3") intends to pay two million dollars ($2,000,000) (the "NRE Payment") to Number Nine Visual Technology Corporation ("Number Nine") in consideration for Number Nine's engineering efforts necessary for the design and development of the SR9 graphics accelerator subsystem, incorporating S3's Savage 4 ASIC technology. These engineering efforts are necessary in order to meet the requirements of our mutual customer, IBM, who recently awarded us a major design win for this product. This NRE Payment is contingent upon Number Nine closing its three million dollar Preferred Stock Placement and Bank Financing Revolver of fifteen million dollars, by no later than March 31, 1999.

Sincerely,

S3 INCORPORATED


/s/ Walter D. Amaral
--------------------------
Walter D. Amaral
Senior V.P. Finance & CFO

                                  EXHIBIT 4-2

                               RELATED ENTITIES


1.   Number Nine Visual Technology Vertiebs GmbH

2.   Number Nine International, Ltd.

3.   Silicon Graphics, Inc.

                                  EXHIBIT 4-3

                                  TRADE NAMES


1.   Number Nine Visual Technology Corporation

2.   Number Nine Visual Technology Vertiebs GmbH

3.   Number Nine International, Ltd.

4.   Number Nine

5.   Number Nine Computer Corporation

                                  EXHIBIT 4-5

                             YEAR 2000 COMPLIANCE


     The Borrower has conducted an assessment of its internal information systems to determine the extent of any Year 2000 problem. This assessment revealed that its principal information systems correctly define the year 2000 and do not require any modification. As a result, the Borrower does not expect to incur any material costs associated with Year 2000 issues. However, there can be no assurance that, to date, the Borrower has identified all material Year 2000 issues associated with internal information systems which could have a material adverse effect on the Borrower's business, financial condition and results of operations.

     The Borrower is in the process of contacting its customers, suppliers, financial institutions, creditors, service providers and governmental agencies, with which the Borrower has a material relationship, in an effort to verify the Year 2000 readiness of these third parties that could cause a material impact on the Borrower. However, there can be no assurance that all material Year 2000 issues associated with third parties will be identified and corrected on a timely basis, or that corrections made by third parties will be compatible with Borrower's information systems. The Borrower's business, financial condition and results of operations could be materially adversely affected by the failure of its systems and applications or those operated by third parties to properly operate or manage dates beyond 1999.

     The Borrower has not yet designed a contingency plan to address any Year 2000 issues that may arise, partially as a result of the favorable responses regarding Year 2000 readiness received to date. The Borrower intends to design and implement such a contingency plan prior to the end of the current fiscal year, which will be based in part upon the balance of the responses the Borrower expects to receive. The Borrower expects to identify and resolve all Year 2000 Problems that could materially affect its business operations. However, management believes that it is not possible to, determine with complete certainty that all Year 2000 Problems affecting the Borrower have been identified or corrected. The number of devices that could be affected and the interactions among these devices are simply too numerous. In addition, the Borrower cannot accurately predict how many Year 2000 Problem-related failures will occur or the severity, duration or financial consequences of these perhaps inevitable and unforeseen failures. As a result, management expects that the Borrower could likely suffer the following consequences:

     1. A significant number of operational inconveniences and inefficiencies for the Borrower and its clients that may divert management's time and attention, and financial and human resources from its ordinary business activities and

     2. A lesser number of serious system failures that may require significant efforts by the Borrower or its clients to prevent or alleviate material business disruptions.

     Based on the activities described above, the Borrower does not believe that the Year 2000 Problem will have a material adverse effect on the Borrower's business or results of operations.

                                 EXHIBIT 4-6

                                   LOCATIONS

     1.   Hudson, New Hampshire:

               A.  Location:

                   14-16 Hampshire Drive
                   Hudson, New Hampshire

               B.  Landlord:

                   Atrium Medical Corporation
                   5 Wentworth Drive
                   Hudson, New Hampshire

     2.   Germany:

               A.  Location:

                   Gewerbezentrum Unterhaching
                   Landthazer KG
                   Rudesheimerstrafe 15
                   8000 Munchen 2l
                   Germany

               B.  Landlord:

                   [TO BE PROVIDED POST-CLOSING]

                                  EXHIBIT 4-7

                            PERMITTED ENCUMBRANCES


     1. The Borrower's interest in each of the following real property locations is subject to the encumbrances set forth on the title insurance policy applicable to such property:

               A.   18 Hartwell Road
                    Lexington, Massachusetts

               B.   14-16 Hampshire Drive
                    Hudson, New Hampshire

               C.   Gewerbezentrum Unterhaching
                    Landthazer KG
                    Rudesheimerstrafe 15
                    8000 Munchen 2l
                    Germany

     2. The Borrower's interest in each of the following lease arrangements is subject to the encumbrances established in favor of the lessor thereof (or in the case of T.A.L. Leasing Corp., to its assignee, The Co-operative Bank of Concord):

               A. The Borrower has entered into leasing arrangements with T.A.L. Leasing Corp. for various telephone, computer and other electronic equipment.

               B. The Borrower has entered into leasing arrangements with Minolta Leasing Corp. for copying equipment.

               C. The Borrower has entered into a leasing arrangement with U.S.T. Leasing, Corporation for equipment leased under Equipment Lease Agreement No. 2697W0255.

               D. The Borrower has entered into a leasing arrangement with AT&T Credit Corporation for certain computer related equipment.

     3. The Borrower has granted a secured interest in one (1) Shanklin SL4-B Scaler S/N S9 452 and one (1) Shanklin T-6X2 Tunnel S/N T89146 to Shrink Packaging Systems, Corp.

     4. The Borrower will be subject from time to time to additional encumbrances in connection with the leasing of equipment incidental to the conduct of the Borrower's business.

5. The Borrower has granted a secured interest to Marine Midland Bank in the following:

     all of its Accounts, Inventory, General Intangibles, Chattel paper, Documents, Instruments, and Equipment, whether or not affixed to realty, Goods and Fixtures; and Equipment, whether or not affixed to realty, Goods and Fixtures; (each capitalized item is defined in the Uniform Commercial
     Code); and

     all books, records, ledger cards, data processing records, computer software, and other property at any time evidencing or relating to any of the foregoing; and all parts, accessories, attachments, special tools, additions, replacements, substitutions, and accessions to or for all of the foregoing, and all Proceeds (as defined in the Uniform Commercial Code) and products of all of the foregoing in any form, including, without limitation, amounts payable under any policies of insurance, insuring the foregoing against loss or damage, and all increases and profits received from all of the foregoing.

     The Borrower will obtain a discharge and a release of Marine Midland's secured interest upon the consummation of the transactions contemplated by the Loan Agreement.

                                  EXHIBIT 4-8

                              OTHER INDEBTEDNESS


       1. The Borrower has a note payable to S.C.I. Systems, Inc., a manufacturing contractor. In June 1998 the Borrower converted approximately $1.4 million of accounts payable with this contractor into a six (6) month note with an annual interest rate of 5.99%, which note was payable in six equal monthly installments. As of March 19, 1999 approximately $472,425.18 was outstanding and past due under this note.

                                  EXHIBIT 4-9

                              INSURANCE POLICIES


     1.   Attached hereto as Attachment 4-9 is a schedule of the Borrower's
                             --------------
          insurance policies.

     2. The Borrower also has foreign credit insurance issued by Foreign Credit Insurance of America, Inc., which insurance has an annual deductible of $90,000.

     3. The Borrower also has Directors and Officers liability insurance in the amount of $10,000,000, which insurance has an annual deductible of $250,000 per event.

[LOGO]

                       Commercial Property and Casualty
                              Insurance Proposal



                         NUMBER NINE VISUAL TECHNOLOGY



                          Effective: December 31, 1998
                          ---------



                                 Provided By:
                                 -----------

                                 The McCarthy Companies
                                 229 Andover Street
                                 Wilmington, MA 01887
                                 (800) 999-0642
                                 (508) 657-5100


                                 Prepared By;
                                 -----------

                                 Joan Driscoll, CIC, ARM, AAI
                                 Account Manager
                                 Licensed Insurance Advisor

[LOGO]


                            Domestic Property Insurance

  ----------------------------------------------------------------------------
                                     Quotation
  ============================================================================

  Property/Income Limits

  Please note, Mechanical Breakdown perils automatically included In Customers.



  PREMISES:  18 Hartwell Ave., Lexington, MA 02173
             Hudson, NH Office
             CSA/1050 Perimeter Rd., Manchester, NH 03103

  PERSONAL PROPERTY
             BLANKET LIMIT OF INSURANCE                           $20,000,000
             DEDUCTIBLE                                           $     5,000

  BUSINESS INCOME (With Extra Expense)
             LIMIT OF INSURANCE-LOC 1 ONLY                        $10,000,000
             DEDUCTIBLE ON BOILER                                    24 HOURS

  PERSONAL PROPERTY IN-TRANSIT
             LIMIT OF INSURANCE                                   $   500,000
             DEDUCTIBLE                                           $    10,000

  PERSONAL PROPERTY /ANY ONE LOCATION
             LIMIT OF INSURANCE                                   $ 2,000,000

  VALUABLE PAPERS, EDP & ACCOUNTS RECEIVABLE
             BLANKET LIMIT OF INSURANCE                           $   250,000
  FLOOD & EARTHQUAKE (Excludes California)
             LIMIT OF INSURANCE                              $5,000,000 (EACH)
             DEDUCTIBLE                                         $10,000 (EACH)

  Supplemetary Limits/Additional Coverage

      Customer provides a $250,000 Blanket Limit of Insurance to be applied towards various property coverages, such as Accounts Receivable, EDP, Extra Expense, Fine Arts, Personal Property of Employees and Valuable Papers. Limits of Insurance are also provided for various Additional Coverages at no additional cost to you, including $250,000 for Debris Removal.

  =============================================================================

  Valuation

      Valuation is Replacement Cost, except Selling Price on Manufacturer's Finished Stock.

  =============================================================================

[LOGO]

                           NUMBER NINE VISUAL TECHNOLOGY

                               Workers Compensation
                               --------------------

  COVERAGE                           ANNUAL PREMIUM
  Workers Compensation Benefits
  States: MA & NH

  Employers Liability:
       Bodily Injury by Accident     $ 500,000 Each Accident
       Bodily Injury by Disease      $ 500,000 Policy Limit
       Bodily Injury by Disease      $ 500,000 Each Employee

  Experience Modification Factor: .88


  Estimated Payrolls:

  -----------------------------------------------------------------------------
     CLASSIFICATION        STATE              CODE                PAYROLLS
  -----------------------------------------------------------------------------
  Office Machine             MA               5191                $  250,000
  -----------------------------------------------------------------------------
  Salespersons               MA               8742                $1,000,000
  -----------------------------------------------------------------------------
  Clerical                   MA               8810                $3,100,000
  -----------------------------------------------------------------------------
  Clerical                   NH               8810                $1,000,000
  -----------------------------------------------------------------------------

                          ANNUAL DEPOSIT: $14,581

[LOGO]

              --------------------------------------------------

                          UMBRELLA LIABILITY PROPOSAL

              --------------------------------------------------


     COVERAGE                                LIMIT             PER

     --------------------------------   --------------   -----------------

        Limit of Liability               $10,000,000      Each Occurrence
                                         $10,000,000      General Aggregate
       Self Insured Retention            $         0


     ENDORSEMENTS:

       Per Location General Aggregate applies.

       Electronics Errors and Omissions

       Foreign


     ANNUAL PREMIUM: $15,100

     excess liability

     excludes
        pollution liability - (asbestos)
        employment practices
        Directors & Officers

                                 EXHIBIT 4-11

                                    LEASES


There are no Capital Leases currently outstanding.

                                 EXHIBIT 4-14

                                     TAXES

1. The Borrower has filed a Form 872 to extend the Borrower's tax years for 1993, 1994 and 1995 to April 30, 2000.

2.   The Borrower has filed a Form 7004 to extend 1998 taxes.

                                 EXHIBIT 4-18

                                  LITIGATION


1. On June 11, 1996, a complaint was filed in the United States District Court for the District of Massachusetts by named plaintiff RBI, an Alaskan limited partnership, against the Borrower, Andrew Najda and Stanley W. Bialek (the "Selling Stockholders") and the managing underwriters of the Borrower's initial public offering, Robertson, Stephens & Company, Cowen & Company and Unterberg Harris (the "Managing Underwriters"). On or about July 17, 1996, a complaint was filed in the United States District Court for the District of Massachusetts by named plaintiff John Foley against the Borrower, each member of the Borrower's Board of Directors, (Andrew Najda, Stanley W. Bialek, Gill Cogan, Dr. Paul R. Low, Dr. Fouad H. Nader and William H. Thalheimer), Kevin M. Hanks, former Chief Financial Officer and Treasurer of the Borrower, and the Managing Underwriters. On or about October 16, 1996, an additional complaint was filed in the United States District Court for the District of Massachusetts by named plaintiff Robert Schoenhofer against the Borrower, each member of the Borrower's Board of Directors, Mr. Hanks, and the Managing Underwriters. Each of the plaintiffs purports to represent a class of purchasers of the Common Stock of the Borrower between and including May 26, 1995 through January 31, 1996. Each complaint alleges that the named defendants violated the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, by, among other things, issuing to the investing public false and misleading statements regarding the Borrower's business, products, sales and earnings during the class period in question. The plaintiffs seek unspecified damages, interest, costs and fees. By order of the District Court, these actions have been consolidated into a single action. It is possible that other claims may be made against the Borrower or that there may be other consequences from the lawsuits. The defendants deny any liability, believe they have meritorious defenses, and intend to vigorously defend these and any similar lawsuits that may be filed, although the ultimate outcome of these matters cannot yet be determined. If the lawsuits are not resolved satisfactorily for the Borrower, there could be a material adverse effect on the Borrower's future financial condition and results of operations and, accordingly, income (loss). The Borrower does not believe that the ultimate liability, if any, is estimable or probable, and therefore no provision for any liability that may result from the actions has been recognized in the Borrower's consolidated financial statements.

2. Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P has sent the Borrower a letter, dated March 17, 1998, that alleges that the use of the Borrower's monitors with certain on-screen displays infringes upon the patents referenced therein.

3. The Borrower has received demand letters from Micron, Dell, and Unisys in connection with a countersuit filed by Hakan Lans against Micron which has filed a complaint for declaratory judgment of patent, invalidity and non-infringement against Hakan Lans. A motion to amend the complaint in the countersuit has been filed by counsel to Hakan Lans to include the Borrower as an additional defendant.

                                 EXHIBIT 4-24

                            PATENTS AND TRADEMARKS

1. The Borrower owns a patent issued as Canadian patent No. 860805 for High-Speed Auxillary Computer Plug-In Units.

2. The Borrower owns the following trademarks:

     9FX, Registration Number 2,016,895
     9FX Motion, Registration Number 1,992,627
     9FX Vision, Registration Number 2,031,462
     Hawkeye, Registration Number 1,777,702
     Imagine, PTO Serial Number 74/609207
     Imagine 128 Logo, Registration Number 1,976,256
     Number Nine, Registration Number 1,966,527
     Number Nine Logo, Registration Number 2,029,234
     Revolution, Registration Number, 2,169,217
     Ticket to Ride, PTO Serial Number 75/244902
     Ticket to Ride/T2R Design, PTO Serial Number 75/247905